UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




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                                    FORM 8-K

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   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


            June 10, 2002                                           0-14871
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(Date of earliest report)                              (Commission File Number)


                             ML MEDIA PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)


           New York                                               13-3221085
--------------------------------                   -----------------------------
(State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                    Identification Number)




     Four World Financial Center, 26th Floor, New York, New York 10080-6108
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              (Address of Principal Executive Offices) (Zip Code)




                                 (212) 236-6577
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              (Registrant's telephone number, including area code)


                                 Not Applicable
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         (Former name or former address, if changed since last report.)



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ITEM 5.   OTHER EVENTS.

As previously reported, the Registrant entered into a Leveraged Recapitalization Agreement dated as of December 13, 2001 (the "Leveraged Recapitalization Agreement") pursuant to which Century/ML Cable Venture (the "Joint Venture") agreed to redeem the Registrant's 50% interest in the Joint Venture for between $275 million and $279.8 million, depending on when the closing occurs. In the Leveraged Recapitalization Agreement, Highland Holdings, a Pennsylvania general partnership which is owned by members of the Rigas family (the Rigases being the former controlling shareholders of Adelphia Communications Corporation ("Adelphia")), agreed to arrange financing for the Joint Venture in the amount required to redeem the Registrant's interest in the Joint Venture, and Adelphia agreed to guarantee the financing. The agreement requires Adelphia to purchase the Registrant's interest in the Joint Venture at essentially the same time and on the same terms as the redemption if the Joint Venture failed for any reason to redeem the Registrant's 50% interest.

Under the terms of the Leveraged Recapitalization Agreement, the closing is accelerated to a date that is 10 days after the occurrence of certain events, including a change in control of Adelphia from the Rigas family to any other person or group. On May 28, 2002, upon the resignation of each member of the Rigas family as an officer and director of Adelphia and the agreement by the Rigas family to transfer their Adelphia stock to a voting trust, the Registrant notified Adelphia that the closing was accelerated to June 7, 2002 (for the redemption) and June 10, 2002 (for the purchase by Adelphia). Adelphia disputed the acceleration of the closing, and the Joint Venture failed to redeem the Registrant's interest and Adelphia failed to purchase the Registrant's interest on the accelerated closing dates. Accordingly, on June 12, 2002, the Registrant commenced an action against the Joint Venture, Adelphia and Highland Holdings in New York Supreme Court seeking specific performance of the Leveraged Recapitalization Agreement and compensatory and punitive damages for breach by the defendants, including, but not limited to, payment of the full purchase price for the Registrant's interest in the Joint Venture. The action was then removed to the Federal Bankruptcy Court that has jurisdiction over the bankruptcy of Century.

Century Communications Corporation, a subsidiary of Adelphia, has pledged its 50% interest in the Joint Venture as security for Adelphia's obligation to consummate the purchase of the Registrant's interest in the Joint Venture. Under the terms of the pledge agreement, upon Adelphia's default on its obligation to consummate the purchase of the Registrant's interest on June 10, 2002 (the date scheduled for the closing as a result of the acceleration of the closing resulting from the change in control) the Registrant has the right to seek to foreclose on Century's 50% interest and to sell 100% of the Joint Venture to a third party. However, on June 10, 2002, Century filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York and, under the bankruptcy law, Century's bankruptcy filing precludes the Registrant from foreclosing at this time and will significantly delay the Registrant's ability to foreclose on Century's 50% interest. Because of the defaults by the Joint Venture, Highland and Adelphia, and the Century bankruptcy, it is not now possible to predict when the Registrant will realize value for its interest in the Joint Venture, although it may be anticipated that there will be a substantial delay.



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


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              ML MEDIA PARTNERS, L.P.


                                              By:  Media Management Partners,
                                                     General Partner


                                              By:  RP Media Management,
                                                     General Partner


                                              By:  IMP Media Management,
                                                      Inc.


Dated June 21, 2002                  By:   s/  Elizabeth McNey Yates
                                           ------------------------------------
                                                       Elizabeth McNey Yates
                                                       Vice President


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